U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Second Amendment to Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAN/AM AUTOSALES, INC.

(Name of small business issuer in its charter)

Nevada	5500 - Retail Automobile Dealers and Gasoline Stations	98-0384073	333-103986
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)	(Commission File No.)

1577 W. 4th Avenue

Vancouver, B.C. Canada V6J 1L6

(604) 732-3799

(Address and telephone number of principal executive offices)

Pacific Stock Transfer Company

Suite 240 - 500 E. Warm Springs Road, Las Vegas, NV 89119

(702) 361-3033

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

This is an offering being conducted pursuant to Rule 415.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered
	Proposed Amount to be registered	Proposed maximum offering price per unit	Proposed Maximum aggregate offering Price	Amount of Registration fee
Common Common	1,500,000 2,250,000	$0.10(1) $0.10(1)	$150,000 $225,000	$34.50

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Can/Am Auto Sales, Inc.

3,750,000 Shares of

Dated -August 7, 2003

This is a public offering of 3,750,000 shares of common stock of Can/Am Auto Sales, Inc. ("Can/Am"). The shareholders listed on pages 8 to 10 are selling 2,250,000 of those shares. None of these securities holders are officers, directors or significant investors in Can/Am.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the securities are quoted on a national exchange and thereafter at prevailing market prices or privately negotiated prices.

An Investment In The Securities Offered Hereby Involves A High Degree Of Risk And Immediate Substantial Dilution Of The Book Value Of The Common Stock And Should Be Considered Only By Persons Who Can Afford The Loss Of Their Entire Investment. See RISK FACTORS beginning on page 5.

These Securities Have Not Been Approved Or Disapproved By The Securities and Exchange Commission Or Any State Securities Commission Nor Has The Securities and Exchange Commission Or Any State Securities Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

The offering:

1,500,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$150,000
Underwriting Discounts and Commissions	--	$0.00
Total		$150,000[1]

1 Proceeds shown will only be raised if the maximum amount of shares offered by Can/Am are sold.

This is a "self-underwritten" public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis.

    Can/Am is not using an underwriter for this offering.

    There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Can/Am for its use.

    The closing date for this offering is December 31, 2003. Can/Am may, at its discretion, extend the offer up to two (2) years from the initial effective date of this offer. The closing date for the selling shareholders' offer is December 31, 2003.

Some of the selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act. Please refer to the Selling Shareholders section for further details

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3	Summary Information and Risk Factors	5
4	Use of Proceeds	8
5	Determination of Offering Price	8
6	Dilution	8
7	Selling Security Holders	8
8	Plan of Distribution	13
9	Legal Proceedings	14
10	Directors, Executive Officers, Promoters and Control Persons	15
11	Security Ownership of Certain Beneficial Owners and Management	16
12	Description of Securities	16
13	Interest of Named Experts and Counsel	16
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
15	Organization within Last Five Years	17
16	Description of Business	17
17	Management's Discussion and Analysis or Plan of Operation	21
18	Description of Property	23
19	Certain Relationships and Related Transactions	23
20	Market for Common Equity and Related Stockholder Matters	24
21	Executive Compensation	25
22	Financial Statements	26
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	41

Until _____, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is an addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3. Summary Information and Risk Factors.

Prospectus Summary. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

Can/Am's common stock is presently not traded on any market or securities exchange. There are 3,450,000 shares of common stock outstanding as of the date of this prospectus.

Can/Am Autosales, Inc. is offering for sale common stock, at the same time that certain selling shareholders may also offer their stock for sale. The selling shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Can/Am. This concurrent offering may adversely affect the ability of Can/Am to sell its stock; which, in turn, may adversely affect the ability of Can/Am to raise money. Can/Am has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Can/Am is unable to sell its stock and raise money, we may not be able to complete our business plan and may fail.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Organization

Can/Am Autosales, Inc. ("Can/Am", "we", or "us")) was incorporated on November 4, 2002 in the state of Nevada. Can/Am has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings whatsoever. Since becoming incorporated, Can/Am has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

The principal office is located at 1577 W. 4th Avenue, Vancouver B.C. V6J 1L6. The telephone number is (604) 732-3799.

Can/Am is a development stage company with an objective to provide quality used Vancouver, B.C. vehicles at a reasonable price to customers in the United States and Canada. Can/Am is not a Blank Check Company as that term is defined under Rule 419 of Regulation C to the Securities Act of 1933.

Can/Am incurred a loss in the amount of $9,615 from the date of inception, November 22, 2002, to the most recent financials, quarter ended March 31, 2003. Can/Am had cash in the amount of $63,465 as of March 31, 2003. Prior to March 31, 2003 Can/Am sold 3,450,000 shares for a total of $70,500. As of July 31, 2003, Can/Am had approximately $50,400 of cash. Can/Am's business plan calls for the spending of approximately $120,000 over the next twelve-month period. Can/Am anticipates spending approximately $21,000 associated with this offering and plans to pay that entirely from cash on hand. Can/Am does not have sufficient cash on hand to proceed with the business plan for the next 12 months, as detailed in Item 17 - Plan of Operation, and will need to raise money from the proposed offering.

Management:

Currently, Can/Am has a four person Board of Directors. These four Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of Can/Am. The two officers of Can/Am will be spending the time to develop the operations. It is anticipated, that Triantafyllos Groumoutis, President and CFO, will be donating 15-25 hours per week and George Giannopoulos, Secretary and Treasurer, will be donating 5-10 hours per week. Other than Directors and Officers, there are no employees at the present time and there are no plans to hire employees during the next 12 months.

The Offering:

This offering consists of 3,750,000 shares of Can/Am common stock. The offering price is $0.10 per share. Of that amount, current shareholders are offering 2,250,000 shares. Can/Am is offering 1,500,000 shares. Officers, directors or significant investors own none of the shares being offered. Our officers and directors collectively own 1,200,000 shares of restricted common stock.

There is currently no market for Can/Am stock.

Summary Financial Information

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statement including notes thereto contained elsewhere in this prospectus.

Income Statement	For the period from inception November22, 2002 to March 31, 2003
Revenue	$ 0
Net Income (Loss)	$ (9,615)
Net Income (Loss) Per Share	$ (0.00)

Balance Sheet	March 31, 2003
Total Assets	$64,465
Total Liabilities	$3,580
Shareholders' Equity (Deficit)	$60,885

Risk Factors

An investment in Can/Am's common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, Can/Am's business, operating results and financial condition could be seriously harmed. The trading price of Can/Am's common stock could decline due to any of these risks, and you could lose all or part of your investment.

Start-up Company with Lack of Operations and Profitability: Can/Am is a start-up company in the pre-operational development stage and has no history of operations or revenues in the automotive sales business. The lack of an operating history and/or revenues means that Can/Am does not currently have sufficient capital to fully implement its business plan. Furthermore, Can/Am does not have any contracts to purchase or sell any automobiles. Therefore Can/Am may fail as a business and investors may lose their entire investment.

Requirement of New Capital: As a growing business, Can/Am will typically need more capital than it has available to it or can expect to generate through the sale of its services or advertising. As a result, Can/Am will have to raise additional funds to meet its needs. There is no guarantee that Can/Am will be able to raise funds needed for its business. Failure to raise the necessary funds in a timely fashion would have a material adverse effect on the business operations, prospects, and growth. Please refer to Note 2 of the March 31, 2003 audited financial statements for the auditors' uncertainty, going concern comment.

P.S. Motors Ltd., a corporation owned by the President of Can/Am, will be doing the mechanical repairs and servicing on the used vehicles purchased by Can/Am, which could affect profits to Can/Am: We intend to use P.S. Motors to do the necessary inspections, servicing, and repairs for any vehicle purchase by Can/Am. As Mr. Groumoutis owns and operates P.S. Motors there is the potential for him to concentrate profits towards P.S. Motors. If P.S. Motors pricing is not competitive this will increase the costs of the vehicles to Can/Am, thus, reducing operating capital. A negative effect on operating capital will have deleterious effects on Can/Am's ability to develop its business and could cause Can/Am to fail. As a result investors could lose their entire investment.

Can/Am may not be able to competitively sell vehicles to buyers in the U.S. or other parts of Canada, due to shipping costs: Shipping costs will be determined on a case-by-case basis. These costs may be paid entirely by the purchaser or may be paid entirely by Can/Am. Any amount of shipping that Can/Am is responsible for would negatively affect the profit margins on our automobile sales. Further, the shipping costs may make it non-feasible to sell cars to customers out of our local area. Such geographic restrictions will necessarily negatively affect the available market of buyers for our products and services. As a result, a reduced market could lead to reduced revenues and reduced operating capital, which could in turn cause Can/Am to lose money and fail as a business.

Complying with U.S. government requirements for exporting vehicles to the U.S. may be too costly for some vehicles: For customers that require us to make vehicles comply with the U.S. government requirements, these modifications would be part of our expenses and thus would reduce profit margins and in some cases could cause us to lose the sale. The Department of Transportation requires cars from Canada to have minor changes performed, such as changing the speedometer from kilometers to miles. In some instances a Canadian car would require far more changes that could make it non-feasible for selling to the U.S. market.

Can/Am will not return investors funds even if insufficient stock is sold to launch the business plan. Can/Am will require a minimum of $37,500, or the sale of 25% of this offering, before it will consider having sufficient funds to purchase a vehicle and lease a lot. Can/Am believes that it will require at least $75,000, or 50% of this offering, in order to develop its business plan. However, in no event will Can/Am return investors' funds, even if less than 25% of the offering is sold and the business plan can not be launched.

Can/Am's Operations and Assets are concentrated in Canada and not in the United States and are therefore subject to risks related to currency variations, changes in the law and the political climates of foreign jurisdictions. There are inherent legal, political and economic risks in concentrating assets and operations in one country while attempting to develop and build a business in a foreign country. Can/Am will be subject to fluctuations in the exchange rates pertaining to the U.S. dollar and the Canadian dollar. Differences in currency values may handicap Can/Am in the development and/or operation of its business by causing the price of automobiles, services and transportation to exceed the revenue that can be generated in the target market's respective currency. Can/Am is also subject to the inherent instability of relations between countries. Such relations may become strained or non-existent and as a result Can/Am may be excluded from the U.S. market. Furthermore, Can/Am may face changes in U.S. laws, which may place it at a competitive disadvantage with any local competitors. As a corporation based in a foreign country, Can/Am may face difficulties in enforcing liabilities against U.S. based customers, suppliers or service providers.

The Directors and Officers Own the Majority of Can/Am's Stock: The Directors and Officers of Can/Am own thirty-five percent (35%) of the company's common stock and if all of the shares being registered for sale by Can/Am are sold, the current directors and officers will still own over 24% of the outstanding common stock of Can/Am. The current directors and officers can, acting in concert, therefore ensure the election of the directors of their choosing and can also directly and indirectly control the operations of Can/Am. Individual purchasers of Can/Am stock may not have an opportunity to elect directors of their choosing or effect Can/Am policy or operations because a controlling percentage of Can/Am shares are owned by current company directors and officers. The current officers and directors may manage the affairs in a manner that is disagreeable to the purchasers of Can/Am shares.

Dividends: Can/Am has never paid a cash dividend on its common stock. Can/Am is not obliged to pay a dividend on the shares being registered hereby, nor does it anticipate payment of any dividends for the foreseeable future. Can/Am anticipates retaining its earnings to finance its operations, growth and expansion.

There is no Assurance of a Public Market and the Non-Liquidity of the Shares is Possible: There currently is no public trading market for Can/Am's common stock. There can be no assurance that an active public trading market can be established or sustained. Furthermore, if a public market for the common stock is established, the shares could be subject to significant fluctuations in response to operating results and other factors, many of which are not within our control. Can/Am shares are not currently listed on a national exchange; therefore, any market for securities that does develop, may not be liquid. Can/Am cannot give any assurance that its stock will achieve sufficient distribution or that it will be able to obtain the number of market-makers necessary to obtain a listing on the NASDAQ stock exchange (or any other national exchange).

Rules Governing Low-Priced Stocks can be restrictive for broker-dealers, and those restrictions May Effect Shareholders' Ability to Resell Shares: Can/Am's Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3(a) (5D(A)), since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Can/Am's Auditor has Expressed Doubts as to Can/Am's Ability to Continue as a Going Concern: In the opinion of our auditor, since Can/Am has not generated revenue from operations, it raises substantial doubt about Can/Am's ability to continue as a going concern. Please refer to Note 2 of the March 31, 2003 unaudited financial statements for the auditors' uncertainty, going concern comment.

These risk factors, individually or occurring together, would likely have a substantially negative effect on Can/Am's business and would likely cause it to fail.

Can/Am has not engaged in any preliminary discussions, negotiations or understandings regarding any potential acquisitions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Can/Am uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

Item 4. Use of Proceeds.

Can/Am Autosales, Inc. intends to raise $150,000 from the sale of 1,500,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $150,000, and no minimum. Can/Am has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Can/Am has already raised a total of $70,500 from the sale of stock.  An amount of $48,000 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering.  The offering expenses associated with this offering are estimated to be $21,034.50.  As of July 31, 2003 we had a balance of approximately $50,400 in cash. This will allow us to pay the entire expenses of this offering from cash on hand.  None of the offering expenses are to be paid out of the proceeds of this offering.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how we will use these proceeds of this offering. Items are not listed in a priority order. No offering expenses will be paid from proceeds. Therefore, the gross aggregate proceeds, assuming 100% of the offering is sold, will be $150,000.

Expenditure Item	Amount
Car Inventory	$ 60,000
Legal and Accounting	20,000
Website Development	5,000
Promotional Materials / Advertising	15,000
Licenses and Insurance	6,000
Communication Expenses	5,000
Storage Lot Rent	4,000
Office and Miscellaneous Expenses	5,000
Cash on Hand	30,000
Total	$150,000

The above expenditure items are defined as follows:

Car Inventory: This item refers to purchasing of nine (9) used cars. This purchase price includes all costs associated with getting the car ready for sale, such as maintenance and detailing.

Legal & Accounting Fees: This item refers to legal and accounting fees incurred for progressing our corporate requirements, such as audits and to prepare for a public listing.

Website Development: This item refers to all costs associated with development of an active website.

Promotional Materials and Advertising: This item refers to advertising of cars for sale through auto trade magazines and/or their internet sites.

Licenses and Insurance: This item refers to obtaining business licenses for the province of British Columbia. The insurance relates to the cost of insuring cars while on the storage lot and the charge for one dealer's demonstration plate.

Communication: This item refers to telecommunication, Internet, e-mail, and all other related form of communication costs.

Storage Lot: This item relates to the cost of renting a lot to park up to 10 cars at any given time. It is based on renting a lot for 6 months.

Office and Miscellaneous Expenses: This item refers to web hosting fees, transfer agent fees, office supplies, postage, courier, and miscellaneous costs that have not been otherwise listed - such as bank service charges and other sundry items.

Cash on Hand: This relates to money that will be held for emergencies and/or other unexpected expenses that are not anticipated in the development stages of the company. Per Item 17 - Plan of Operation, Can/Am expects to expense $120,000 in the next 12 months to develop the business.

There is no assurance that we will raise the full $150,000 as anticipated. The following is the break down of how we will use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%
Car Inventory	5,000	25,000	60,000
Legal and Accounting Fees	20,000	20,000	20,000
Website Development	1,000	5,000	5,000
Promotional Materials / Advertising	1,000	5,000	7,500
Licenses and Insurance	6,000	6,000	6,000
Communication Expenses	2,000	5,000	5,000
Storage Lot Rent	2,000	4,000	4,000
Office and Miscellaneous Expenses	500	5,000	5,000
Cash on Hand	0	0	0
Total	$ 37,500	$ 75,000	$112,500

If less than 25% of the offering is sold, requiring Can/Am to prioritize any money they receive, if any, as the demand for it is required. The areas for expenditure requiring priority are legal and accounting. Accounting would require the highest priority, as Can/Am would not be able to continue as a reporting company if it cannot continue to have the financials reviewed and audited by our independent public accountant. If money is left over after professional expenses, it would be direct towards operational expenses such as office and communication, before any money could be spent on the business development areas, such as website, advertising, and inventory. This does not take into account how much cash we have on hand prior to raising any money from this offering.

If only 25% of the offering is sold, Can/Am will only be able to purchase one (1) car with a value of $5,000. Website development and promotions will be significantly reduced, thus, limiting the ability to get recognition for the company. The majority of the $37,500 will be used for the legal and accounting expenses throughout the year. Therefore, Can/Am would require other sources of financing as the company would not have the necessary funds to continue as a business.

In the event that only 50% of the offering amount is raised, Can/Am would be able to purchase four (4) cars. This should be sufficient to further Can/Am's plan of operation; however, cash flow would be severely restricted. Without the ability to aggressively pursue the plan of operation, it is likely that it would take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money we have raised thus far from selling stock to our Officers and Directors will be sufficient to pay all expenses of this offering. We estimate that amount to be $21,034.50. The total amount of the money raised from the sale of the 1,500,000 shares we are offering will be used for the purpose of furthering our plan of operations, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price.

There is no established market for Can/Am's stock. Can/Am's offering price for shares sold pursuant to this offering is set at $0.10. The existing shareholders paid $0.01 per share and the directors of Can/AM paid $0.01 and $0.05 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Can/Am's stock) and the high level of risk considering the lack of operating history of Can/Am. The Selling Shareholders, however, will offer their shares at $0.10 per share, based on the price at which the shares are being offered, until the shares are quoted on a national exchange or bulletin board at which time they will sell their stock at a price determined by the market, which may not be the same price as is sold by Can/Am. The Selling Shareholders will individually determine the price at which they will sell their shares, when and if they decide to sell.

Item 6. Dilution

Can/Am is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $0.01 and $0.05 per share. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 25% of the offering is sold. Net Tangible Book Value is as of March 31, 2003.

Percentage of Offering Sold	100%	75%	50%	25%
Net Tangible Book Value Per Share Prior to Stock Sale	$ .018	$ .018	$ .018	$ .018
Net Tangible Book Value per Share After Stock Sale	.043	.038	.033	.026
Increase in Net Book Value Per Share Due to Stock Sale	.025	.020	.015	.008
Loss (subscription price of $0.10 less NBV per share)	.057	.062	.067	.074

Item 7. Selling Security Holders.

The Selling Shareholders named in this prospectus are offering 2,250,000 of the 3,750,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,250,000 shares of Can/Am's common stock that the Selling Shareholders acquired from Can/Am in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on March 4, 2003.

The remaining selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table provides as of August 1, 2003, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with Can/Am;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders.	Relationship with Management	Position with Can/Am.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Aravantinos, Theodora 2096 W. 46th Ave. Vancouver BC V6M 2K9	Triantafyllos Groumoutis - Friend	None	50,000	50,000	0	0%
Beretanos, Athanasia 2265 W. 18th Ave. Vancouver BC V6L 1A5	Triantafyllos Groumoutis - Cousin	None	50,000	50,000	0	0%
Beretanos, Viki 2265 W. 18th Ave. Vancouver BC V6L 1A5	Triantafyllos Groumoutis - Cousin	None	50,000	50,000	0	0%
Bourpoulas, Perry 7080 Gray Ave. Burnaby, BC V5L 3V8	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%
Bromfield, Hartley 77 Coburg St. New Westminster, BC V3L 2E7	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%
Currimbhoy, Rachpal 3812 Pentland Crt. Burnaby, BC V3N 4L4	Triantafyllos Groumoutis - Friend	None	50,000	50,000	0	0%
Currimbhoy, Safdar 3812 Pentland Crt. Burnaby, BC V3N 4L4	Triantafyllos Groumoutis - Friend	None	75,000	75,000	0	0%
Dritsas, Athina 1600 Holdom Av. Burnaby, BC V5B 3V8	Triantafyllos Groumoutis - Friend	None	50,000	50,000	0	0%
Dritsas, Vassilios 1600 Holdom Av. Burnaby, BC V5B 3V8	Triantafyllos Groumoutis - Friend	None	50,000	50,000	0	0%
Forrer, Ulrich 912 W. 14th Ave. Vancouver BC V5Z 1R4	Triantafyllos Groumoutis - Brother-in-law	None	100,000	100,000	0	0%
Giannopoulos, Georgia 1 - 1395 W. 12th Ave. Vancouver BC V6H 1M2	Triantafyllos Groumoutis - Cousin	None	50,000	50,000	0	0%
Groumoutis, Carol 8791 Patterson Rd. Richmond, BC V6X 1P5	Triantafyllos Groumoutis - Aunt	None	50,000	50,000	0	0%
Groumoutis, Georgios 8791 Patterson Rd. Richmond, BC V6X 1P5	Triantafyllos Groumoutis - Uncle	None	50,000	50,000	0	0%
Groumoutis, Stamatia 202 - 2190 W. 8th Ave. Vancouver BC V6K 2A4	Triantafyllos Groumoutis - Mother	None	100,000	100,000	0	0%
Groumoutis, Athanasia 202 - 2040 Cornwall Ave. Vancouver, BC V6J 1E1	Triantafyllos Groumoutis - Sister	None	100,000	100,000	0	0%
11
Groumoutis, Apostolos 1608 West 64th Ave. Vancouver BC V6P 2P1	Triantafyllos Groumoutis - Uncle	None	75,000	75,000	0	0%
Groumoutis, Ypapanti 1608 West 64th Ave. Vancouver BC V6P 2P1	Triantafyllos Groumoutis - Aunt	None	75,000	75,000	0	0%
Groumoutis, Triantafylli 912 W. 14th Ave. Vancouver BC V5Z 1R4	Triantafyllos Groumoutis - Sister	None	100,000	100,000	0	0%
Groumoutis, Triantafyllos A. 1608 W. 64th Ave Vancouver BC V6P 2P1	Triantafyllos Groumoutis - Cousin	None	75,000	75,000	0	0%
Keserich, Tanis Apt. 417 9867 Manchester Dr. Burnaby, BC V3N 4P6	Triantafyllos Groumoutis - Business Associate	None	100,000	100,000	0	0%
Klassen, Tony Apt. 704 1483 Lameys Mill Rd. Vancouver BC V6H 3Y7	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%
Liosatos, Panagiotis 23732 116th Ave. Maple Ridge BC V4R 2W5	Triantafyllos Groumoutis - Friend	None	75,000	75,000	0	0%
Liosatos, Shari 23732 116th Ave. Maple Ridge BC V4R 2W5	Triantafyllos Groumoutis - Friend	None	75,000	75,000	0	0%
Mesotopitis, Maria 3675 Highbury St. Vancouver BC V6S 2H7	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%
Mesotopitis, Herakles 3675 Highbury St. Vancouver BC V6S 2H7	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%
Mesotopitis, Vassilios 3675 Highbury St. Vancouver BC V6S 2H7	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%
Moore, Graham 317 W. 13th Ave. Vancouver BC V5Y 1W2	Triantafyllos Groumoutis - Friend	None	50,000	50,000	0	0%
Raviolos, Frank 504 - 901 Jervis St. Vancouver BC V6E 2B6	Triantafyllos Groumoutis - Friend	None	100,000	100,00	0	0%
Zerbinos, Ioannis 10948 84th Ave. Delta BC V4C 2L4	Triantafyllos Groumoutis - Friend	None	100,000	100,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that all shares offered are sold. The percentages are based on 3,450,000 shares of common stock outstanding on August 1, 2003. The 3,450,000 figure includes 1,200,000 common shares currently owned by Officers and Directors. These 1,200,000 shares are restricted and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

(a)  has had a material relationship with Can/Am, other than as a shareholder at any time within the past three years; or

(b) has ever been an Officer or Director of Can/Am or any of its predecessors or affiliates.

Item 8. Plan of Distribution.

Two separate offerings of Can/Am's shares will be held concurrently. The primary offering consists of a maximum number of 1,500,000 shares being offered by Can/Am at $.10 per share. The secondary offering consists of a maximum number of 2,250,000 shares being offered by current shareholders at $.10 per share. The offering expenses associated with this offering are estimated to be $21,034.50 and will be paid completely by Can/Am from cash on hand.

Company Offering

Can/Am is offering for sale 1,500,000 shares of its common stock, at the same time that certain Selling Shareholders may also offer their stock for sale. If Can/Am is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Can/Am. All of these shares will be issued to business associates, friends, and family of current Can/Am shareholders and principles. The Officers and Directors of Can/Am, Triantafyllos Groumoutis, George Giannopoulos, Nick Beretanos, and John Mantas, will not register as broker-dealers in connection with this offering. Masseurs Groumoutis, Giannopoulos, Beretanos, and Mantas will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

Selling Shareholders Offering

Selling Shareholders, as listed on pages 8 - 10 are offering 2,250,000 shares of Can/Am's common stock. Some of the selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act. Please refer to the Selling Shareholders section for further details. There is currently no public market for Can/Am's stock. Until such time as a market does develop, Selling Shareholders will sell their shares at a fixed price of $.10 per share. Once a market develops, the Selling Shareholders will be able to sell their stock at any price, which price may be lower than the offering price of stock for sale by Can/Am. This concurrent offering may adversely affect the ability of Can/Am to sell its stock, which, in turn, may adversely affect the ability of Can/Am to raise money. Can/Am has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by current shareholders.

The Selling Shareholders will be selling 2,250,000 of the 3,750,000 shares offered in this prospectus, and 2,250,000 of the 4,950,000 total shares that will be outstanding if all of the shares to be sold by Can/Am are sold. The Selling Shareholders will be selling 60% of the stock being sold in this offering, and 45.5% of the total shares that will be outstanding, if all of the shares to be sold by Can/Am are sold. The shares being sold by the Selling Shareholders will be sold individually by each shareholder, based on market prices and conditions once the shares are registered on an exchange, and will not necessarily be dependant on the price for which Can/Am is offering the shares. Selling shareholders will sell their stock at a fixed price of $.10 per share until a market has developed. After a market for Can/Am's shares has developed will the selling shareholders be able to sell at market prices. If the shares sold by the Selling Shareholders are sold for a price that is less than the price for which Can/Am is selling its stock, Can/Am may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Can/Am plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until December 31, 2003. Can/Am may, at its discretion, extend the offer up to two (2) years from the effective date of this offer.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Item 9. Legal Proceedings.

Can/Am Autosales, Inc. is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Can/Am's executive officers and directors and their respective ages as of August 1, 2003, are as follows:

Directors:

Name of Director	Age
Triantafyllos Groumoutis George Giannopoulos Nick Beretanos John Mantas	31 29 38 31

Executive Officers:

Name of Officer	Age	Office
Triantafyllos Groumoutis	31	President and CFO
George Giannopoulos	29	Secretary and Treasurer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Triantafyllos Groumoutis, President, Chief Financial Officer and Member of the Board of Directors, age 31. Mr. Groumoutis obtained Certificates of Apprenticeship and Qualification from the British Columbia Institute of Technology (BCIT), located in Burnaby B.C., in December 1995. These certificates (licenses) are offered by the Canadian Government through the Ministry of Skills department, and provide the qualification to be a licensed Certified Automotive Technician throughout Canada. Mr. Groumoutis is the founder and President of P.S. Motors Ltd., a company incorporated in the Province of B.C., since 1994. P.S. Motors Ltd. is an automotive repair business located in Vancouver, B.C. and is solely owned by Mr. Groumoutis and employs five people.

Mr. Groumoutis will be allocating his time to Can/Am Autosales, Inc. concurrently with his running of P.S. Motors Ltd. As of this filing, Mr. Groumoutis has been allocating approximately 15 hours per week to Can/Am Autosales and anticipates dedicating 15-25 hours per week during the development of the business plan. Mr. Groumoutis will not be charging Can/Am Autosales for his time in the next twelve months.

George Giannopoulos, Secretary, Treasurer and Member of the Board of Directors, age 29. Mr. Giannopoulos obtained Certificates of Apprenticeship and Qualification from BCIT, located in Burnaby B.C., in 2000. These certificates (licenses) are offered by the Canadian Government through the Ministry of Skills department, and provide the qualification to be a licensed Certified Automotive Technician throughout Canada. Mr. Giannopoulos also obtained a Certificate of 3rd Class Power Engineer BC from BCIT in 1995.

Being a Certified 3rd Class Power Engineer, Mr. Giannopoulos, began his apprenticeship as an automotive technician with P.S. Motors Ltd. in February 1996. Upon completion of this apprenticeship and his certificate in 2000, Mr. Giannopoulos took a position as a process engineer with Chevron Canada, where he is currently employed.

Mr. Giannopoulos anticipates spending 5-10 hours per week during the development of the business plan. Mr. Giannopoulos will not be charging Can/Am Autosales for his time in the next twelve months.

Nick Beretanos, Member of the Board of Directors, age 38. Mr. Beretanos graduated from G.R.T.I Technical School, located in Burnaby B.C., in 1990 with an Electrical & Computer Technicians Diploma. Mr. Beretanos also attended BCIT, located in Burnaby B.C., completing a certificate in the computer operating language UNIX.

Since 1991, Mr. Beretanos has been involved in computer sales and service through his company, Ante Computers Inc.

John Mantas, Member of the Board of Directors, age 31. Mr. Mantas graduated from Langara Community College, located in Vancouver B.C., in December 1992 with an Accounting Diploma. He is currently working on his Certified General Accountant (CGA) certificate.

Mr. Mantas' work experience since Langara Community College has been as follows:

    1994 - 2001: Knight & Day Restaurants. Worked as an accounting assistant in the corporate office in Burnaby B.C. He was responsible for accounts payable, payroll, accounts receivable, and journal entries.

    2001 - Present: CHC Helicopters Intl. General Accountant in the Richmond B.C. office. Duties include analysis, accruals, four foreign bases accounting, special projects, and electronic wire transfers.

None of Can/Am's Directors or executive officers have been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

N/A

Significant Employees

Can/Am has no significant employees other than the officers and directors described above, whose time and efforts are being provided to Can/Am without compensation.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The following table provides the names and addresses of each person known to Can/Am to own more than 5% of the outstanding common stock as of August 1, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Triantafyllos Groumoutis 1577 W. 4th Avenue Vancouver, B.C. V6J 1L6	300,000 shares	8.7%
Common Stock	George Giannopoulos, 1577 W. 4th Avenue Vancouver, B.C. V6J 1L6	300,000 shares	8.7%
Common Stock	John Mantas, 1577 W. 4th Avenue Vancouver, B.C. V6J 1L6	300,000 shares	8.7%
Common Stock	Nick Beretanos 1577 W. 4th Avenue Vancouver, B.C. V6J 1L6	300,000 shares	8.7%
Common Stock	All Officers and Directors as a Group that consists of 4 people.	1,200,000 shares	34.8%
15
Common Stock	Ulrich Forrer and Triantafylli Groumoutis* 912 W. 14th Ave. Vancouver BC V5Z 1R4	200,000 shares	5.8%

* are husband and wife and own their common stock separately, but are reporting as one beneficial owner.

The percent of class is based on 3,450,000 shares of common stock issued and outstanding as of August 1, 2003.

Item 12. Description of Securities.

COMMON STOCK

As of August 1, 2003, 3,450,000 shares of common stock issued and outstanding were held by thirty-three (33) stockholders of record.

Can/Am's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Can/Am, holders are entitled to receive, ratably, the net assets of Can/Am available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of Can/Am's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Can/Am's issuance of common stock.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Bateman & Co., Inc., P.C., Certified Public Accountants, of Houston, Texas, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 14. Disclosure of Commission Position on Indemnification for Securities Liabilities.

As permitted by Nevada Statutes, NRS 78.7502, and Can/Am's bylaws, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Can/Am, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Can/Am hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Can/Am has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Can/Am of expenses incurred or paid by one of the directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers or controlling persons in connection with the securities being registered, Can/Am will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and Can/Am will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Can/Am was incorporated on November 4, 2002, under the laws of the state of Nevada. The directors of Can/Am may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. With the exception of the directors, there are no promoters being used in relation with this offering. No persons who may, in the future be considered a promoter will receive or expect to receive any assets, services or other consideration from Can/Am. No assets will be or are expected to be acquired from any promoter on behalf of Can/Am. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business.

Business Development

Can/Am Autosales, Inc., was incorporated on November 4, 2002, in the state of Nevada. Can/Am has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, it has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Can/Am is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose. Neither Can/Am nor its directors, officers, promoters or affiliates, has had preliminary contact or discussions with, nor does Can/Am have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Can/Am

Can/Am's objective is to provide quality used Vancouver, B.C. vehicles at a reasonable price to customers in the United States and Canada. We will accomplish this by purchasing quality used vehicles from individuals and advertising them through newspapers, auto trade magazines, and the corporate website. Can/Am intends to sell cars that are driven locally in Vancouver, B.C. Compared to other major Canadian cities, these cars tend to have lower mileage, as they are rarely driven on highways and due to temperate weather conditions there is less wear and tear.

The majority of our advertising will be done on Can/Am's website and auto trade magazines and/or their websites. The advertised vehicles in trade magazines will link potential customers to Can/Am's website. Currently, we are developing the corporate website, www.canamautosales.com.

We will require a minimum of $37,500 or the sale of 25% of this offering before we will consider this financing to be sufficient to start purchasing and selling vehicles. However, we feel that we will require at least $75,000 or 50% of this offering in order to effectively develop the business. It is anticipated that the time associated with this offering could use up to the first 6 months of the first year. We anticipate having revenues from sales of vehicles in the last half of the year.

Principal Products, Services and Their Markets

The focus is to competitively supply Canadian vehicles to the U.S. and to Canada. Automobiles, which are in good condition, i.e. low mileage for age, service history, pedigree of vehicle, and accident free, will be sourced. Owner histories - preferably one owner vs. multiple owners, will be of primary importance. The objective is to find buyers for cars as opposed to focusing on finding cars for customers.

Can/Am will provide fully inspected vehicles and provide documentation of full history, quality, and disclosure of known problems. Can/Am will have done full maintenance at corresponding manufacturers mileage, along with complete detailing, inside and out before, selling them. Can/Am will use Customs Brokers who provide the necessary U.S customs / brokerage paperwork, as well as ensuring the car complies with U.S. regulations. Most cars that sold in the Canadian market comply with North American safety and emission standards at the date of manufacture. However, every car will be evaluated on a case-by-case basis. There are minor changes that will have to be done on most vehicles, such as changing speedometers from kilometers to miles. If the cost of modifying vehicles is too much, they would not be sold to the U.S. market.

We have not had formal negotiations with customs brokers or relocation specialists, but based on informal inquiries custom brokers will charge approximately $150 - $200 and relocation specialists base their fees based on shipping distances from Vancouver and will range from approximately $600 - $1,400 per vehicle.

Distribution Methods of the Products and Services

Distribution in Can/Am's two primary markets, the United States and Canada, will be done through using automotive relocation specialists. These relocation specialists are US and Canadian bonded carriers that provide door-to-door shipping service to all points in North America. Can/Am will deliver the vehicles to a local relocation specialist, who charges a fee to ship the vehicles to the final destination by trailer and/or train. These fees will be based on the shipping distances from Vancouver to the final destination and will be sourced on a case-by-case basis as required.

For customers that are close to our location, such as Washington State, these customers may choose to transport the vehicles themselves. If Can/Am is required to ship the vehicle, then we will use the service of a relocation specialist.

Shipping costs will be determined on a case by case basis. These costs may be paid entirely by the purchaser or may be paid entirely by Can/Am or a combination thereof. It would only become non-feasible to sell a car outside of our local area if the shipping costs exceed the car's profit margin. However, such vehicles would be sold locally. This can only be determined at the time of the sale.

Competition and Competitive Strategy

Can/Am's intention is to establish the company as a credible participant in an already existing market. At present, there are many other companies selling used automobiles on the Internet and through trade magazines. The Founder and President, Phil Groumoutis, has visited several of these sites and has found that most companies that advertise online have limited contact with the customer and offer little or no information to the public.

There are several factors that distinguish Can/Am from other companies that are selling used vehicles on the market. Firstly, Can/Am wants to encourage personal contact with potential customers. It gives us the opportunity to teach them how to buy quality and economically feasible vehicles. Since Can/Am will not be selling vehicles on-line, the customer will be required to phone or e-mail us to ask questions. This allows us to directly communicate with the customer. Secondly, we propose to utilize our website to not only advertise to the public but to offer more information to potential consumers.

Thirdly, Mr. Groumoutis has also found that providing service history to the customer is of vital importance. Because Can/Am's competitive strategy is to buy low mileage vehicles from the private sector, he will provide customers with details of how the previous owners have serviced their vehicles. Obtaining service history is important because it not only proves low mileage, but establishes credibility with customers as to the high quality of used vehicles we intend to offer.

Of primary importance and advantage is the experience and background of the founder and president, Mr. Groumoutis. His 12 years experience in the automotive trade gives him the ability to seek and find good quality cars and repair them to excellent working order before they go on sale. His knowledge of the market allows him to differentiate between a good and bad product and determine problems in the market beforehand. In addition, to providing information on vehicles, Can/Am will subcontract Mr. Groumoutis' auto repair shop, P.S. Motors Ltd., to fully inspect and service vehicles, at a competitive rate, so that they are mechanically sound before going on the market and list inspection reports on the website.

Can/Am's strategic approach is to sell cars that are driven locally in Vancouver, B.C. These cars tend to have lower mileage, as they are rarely driven on highways, and due to temperate weather conditions there is less wear and tear, when compared to other major Canadian cities. In addition, for the U.S. market these cars can be a good value, primarily due to the differential value of the Canadian dollar compared to the U.S. dollar.

The majority of advertising will be done on Cam/Am's website and auto trade magazines and/or their websites. The advertised vehicles in trade magazine will link potential customers to Can/Am's website which will in turn offer more vehicles for sale.

Sources and Availability of Products

The source for vehicles will be individuals selling cars, and in some instances, dealers. The advantage of approaching private individuals is that there is no reliance on principal suppliers. Individual vehicle owners will be accessed through newspapers, magazines, trade magazines, auctions, and in some instances dealerships at wholesale rates.

Dependence on Major Customers

Can/Am does not anticipate a dependency on any major customers, as Can/Am's customers will be primarily individuals and families who will own one or two cars and are not buying or selling them frequently. These car purchases are a major transaction for most individuals and families. These individuals will most likely not be frequent repeat customers. Can/Am may sell to dealerships, which could be more frequent repeat customers. These instances would not be as frequent, but there are numerous dealers that would want to purchase quality used cars. Can/Am's market focus will be on the individual buyers as management feels it will be more profitable than selling to dealers at wholesale rates.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the services that Can/Am plans to provide that would give cause for any patent, trademark or license infringements or violations. Can/Am has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls, Approvals and Regulations

Government regulations are not a problem on the whole. To export a vehicle to the U.S. we will comply with the U.S. Safety and Emission Standards, for the year of manufacture. The safety standards as set by the U.S. Department of Transportation

 ("DOT") and the emission standards as set by the U.S. Environmental Protection Agency ("EPA") will be followed. Most vehicles have stickers stating that they comply with the safety and emission standards for North America for the date it was manufactured. Although newer vehicles will comply with these standards, there are other areas that do need to be modified. For example, every car coming from Canada has to have the speedometer changed from kilometers to miles. Other minor changes have to be determined on a car-by-car basis. Further, customs brokers will know what changes are required for a vehicle given its year of manufacture.

Can/Am will use the services of a Customs Broker, who will provide the necessary documentation to complete the delivery into the U.S. Companies offering the services of customs brokers, are able to assist with the exporting of vehicles to the U.S. These companies deal with the U.S. customs authorities and are held accountable to comply with the numerous government regulations. We have not had any formal conversations or have begun preliminary negotiations with any customs brokers. Negotiations will be dealt with on a case per case basis, to try to ascertain the best fees and services at the time required. The fees for these services are competitively priced and are generally based on the size and weight of the vehicle and the distance to its destination.

Research and Development Activities and Costs

Can/Am has not undertaken any research and development to date, nor does it have any plans to undertake any research or development in the future.

Compliance With Environmental Laws

For vehicles sold to the U.S., we will comply with the U.S. EPA emission standards, as most vehicles sold in Canada have stickers stating that they comply to U.S. EPA emission standards for date of manufacture. For vehicles sold in Canada they will already comply with Canadian emission standards.

Website Consultant

As of April 2, 2003, Can/Am has hired Gavin Froome to

  interface design, setup and construction of interactive Flash.

  create and optimize graphics interface and HTML files to be uploaded onto web server.

  create navigation functionality and link set up onto multiple HTML pages.

  design corporate logo and branding.

The fee for the consultant is $75 CAD ($55 USD) per hour as needed by Can/Am. It is estimated that the above will be completed with approximately 50 hours of work. The website is now under construction from the funds already raised and should be completed by September 30, 2003. It should be noted that the website development is an ongoing process. Our website will provide viewers detailed information about us, our inventory of automobiles and our location and contact information.

Employees

Other than Can/Am's Directors and Executive Officers who are currently donating their time to the development of the company, there are no employees of Can/Am. Can/Am does not intend to hire employees until the business has been successfully launched with sales revenues flowing into it. Can/Am's Officers and Directors intend to do whatever work is necessary to bring it to the point of earning revenues. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Reports to Security Holders

Can/Am will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Upon registration of the shares sold under this Prospectus, we expect to file reports with the SEC pursuant to the Exchange Act, including, but not limited to, reports on Form 8-K, annual reports on Form 10-K or 10-KSB, and quarterly reports on Form 10-Q or 10-QSB, .

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding Can/Am's that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation.

Can/Am Autosales, Inc., is a development stage company with no operations, no revenue, no financial backing and limited assets. Our plan is to market used cars through the internet and auto trade magazines to individuals in the U.S. and Canada. We will start by establishing a corporate website through our registered domain name <www.canamautosales.com. We will require a minimum of $37,500 or the sale of 25% of this offering before we will consider this financing to be sufficient to purchase a vehicle and lease a lot. However, we feel that we will require at least $75,000 or 50% of this offering in order to develop this business. We have provided a chart below that indicates how we intend to use the proceeds in the event we do not raise the entire $150,000 we are seeking from this offering. As can be seen from the chart, the number of vehicles purchased will depend upon the amount of capital we raise from this offering. In the event that we raise $120,000 or 80% of the offering, we will allocate $60,000 to purchase used car inventory.

Expenditure Item	25%	50%	80%
Car Inventory	5,000	25,000	60,000
Legal and Accounting Fees	20,000	20,000	20,000
Website Development / Maintenance	1,000	5,000	5,000
Promotional Materials / Advertising	1,000	5,000	15,000
Licenses and Insurance	6,000	6,000	6,000
Communication Expenses	2,000	5,000	5,000
Storage Lot Rent	2,000	4,000	4,000
Office and Miscellaneous Expenses	500	5,000	5,000

Total	$ 37,500	$ 75,000	$120,000

The President of Can/Am, Mr. Groumoutis, has a strong background in the automotive trade business since 1989, primarily in the maintenance of vehicles. This experience is what is crucial to identifying quality used vehicles that require minimum maintenance and/or repairs. Mr. Groumoutis, who is based in Vancouver, B.C., will be responsible for the development of the U.S. and Canadian markets.

As of July 31, 2003, Can/Am had approximately $50,400 of cash. For preparing this prospectus, per Item 26, it is estimated that we will need to spend approximately $21,000. As we have already spent approx. $16,000 we anticipate needing to spend an additional $5,000 for preparing this prospectus, thus leaving us with approx. $45,400 ($50,400 - 5,000) of cash, that can be used for other items. We have prepared the chart above in the view that we do not have any cash on hand.

The website is now under construction from the funds already raised. Using these funds the framework of the website will be completed, which includes the site-map (layout), color schemes, interface design, logos and branding. Navigational structure and interactive functionality will be built around the following modules; home, about us, cars (inventory), location, and contact information. The $1,000 to $5,000 in the chart above relates to costs that we anticipate due to additional development and maintenance. The general public will not be able to view areas that are under construction.

During the first year of operations, the 12 month period from the date of this prospectus, Can/Am will focus on finding sufficient investment capital, applying to get its common stock listed on a national exchange, locate a storage lot, identify and purchase used vehicles, and marketing these vehicles for sale.

It is our intention to use this Prospectus to raise the entire $150,000, as permitted under this offering. We have prepared the chart above under the assumption that we will require $120,000 (80% of the offering) to ideally develop the business for the next 12 months. The chart also shows the use of proceeds should we only raise $75,000 (50%) and $37,500 (25%). We will need at least $37,500 before we feel confident in allocating money towards the purchase of inventory, leasing a storage lot, and marketing the inventory. However, we feel that we will need to raise at least $75,000 to effectively develop this business. The extra money will allow us to purchase more inventory, lease a larger lot, and do additional marketing. It is anticipated that the time associated with this offering could use up to the first 6 months of the first year. We anticipate having revenues from sales of vehicles in the last half of the year.

Upon raising at least $37,500 we will look into leasing at least 3 parking spaces. We will then go about purchasing inventory. We will shop for vehicles through individuals by searching newspapers, auto trade magazines and their websites. Another source of purchasing vehicles is through wholesalers, which are dealers that are offering cars for sale to other dealers at wholesale prices. Can/Am is most likely to source cars through the individual sellers. If we raise $75,000 or more we will lease a storage lot that can hold up to 10 cars. It is our intention to purchase 4 cars if we raise $75,000 and 9 cars if we raise $120,000.

Once we have a vehicle available for sale, we will then advertise it in newspapers, auto trade magazines, and our website. Per the chart above, if we raise $37,500 we will allocate $1,000 to advertising and marketing, $5,000 if we raise $75,000, and $15,000 if we raise $120,000. We feel that the advertising and marketing is key to our success, as it not only advertises vehicles for sale, but it is also a way of exposing Can/Am to the public. Our advertising will focus on driving people to our website, as well as providing contact information if people do not use the internet. We will not purchase our first vehicle until after the close of the offering.

Can/Am's website at, www.canamautosales.com, will be used as an information portal and will not offer on-line buying. The website will advertise all the vehicles available for sale with detailed mechanical inspection reports. It will also provide contact information by telephone, e-mail, and fax. If we raise $37,500 we anticipate allocating $1,000 to the maintenance, $5,000 if we raise $75,000 or more. The majority of website costs is due to how many vehicles we have as this would require updating of the website for photos and other related information. The majority of the website will be developed from the money we already have before this offering.

In the event that we raise only a nominal amount from this offering, less than $37,500 (25%), we will endeavor to proceed with our plan of operations by self-financing through contributions from the officers and directors. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, verbally or in writing, between the officers / directors and Can/Am.

During this first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during this period. However, P.S. Motors Ltd., a company owned and operated by Mr. Groumoutis will charge a standard rate for its labour, for work performed by its staff for Can/Am's vehicles.

How long we will be able to satisfy our cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly we can generate sales revenue and how much revenue can be generated. At the present we have enough cash to fund completion of this offering, applying for an exchange listing and general operating costs for the next twelve months.

We have no plans to undertake product research and development during the term covered by this prospectus. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period from the date of this prospectus. The following information and discussion is based on the premise we will raise the entire $150,000 we are seeking from this offering. Please refer to Item 4, Use of Proceeds for a discussion of how we will allocate funds in the event we do not raise the entire offering objective.

Expenditure Item	Amount
Car Inventory	$ 60,000
Legal and Accounting	20,000
Website Development	5,000
Promotional Materials / Advertising	15,000
22
Licenses and Insurance	6,000
Communication Expenses	5,000
Storage Lot Rent	4,000
Office and Miscellaneous Expenses	5,000
Total	$120,000

The above expenditure items are defined as follows:

Car Inventory: This item refers to the purchase of nine (9) used cars. This purchase price includes all costs associated with getting the car ready for sale, such as maintenance and detailing.

Legal & Accounting Fees: This item refers to legal and accounting fees incurred for progressing the Company's corporate requirements, such as audits and preparation for a public listing.

Website Development: This item refers to all costs associated with development of an active website.

Promotional Materials and Advertising: This item refers to advertising of cars for sale through auto trade magazines and/or their internet sites.

Licenses and Insurance: This item refers to obtaining business licenses. The insurance relates to the cost of insuring cars while on the storage lot and the charge for one dealer's demonstration plate for transporting the cars.

Communication: This item refers to telecommunication, Internet, e-mail, and all other related form of communication costs.

Storage Lot: This item relates to the cost of renting a lot to park up to 10 cars at any given time. It is based on a lot for 6 months.

Office and Miscellaneous Expenses: This item refers to web hosting fees, transfer agent fees, office supplies, postage, courier, and miscellaneous costs that have not been otherwise listed - such as bank service charges and other sundry items.

Item 18. Description of Property.

Can/Am's principal place of business and corporate offices occupy approximately 250 sq. ft. of a 3,000 sq. ft. building at 1577 W. 4th Avenue, Vancouver B.C., Canada, V6J 7L6. The telephone number is (604) 732-3799. This office space is an enclosed office in a building rented by P.S. Motors ltd. P.S. Motors uses the other 2,750 sq. ft. for its automotive repair business. We have no intention of finding another office during the development stage of Can/Am. Can/Am will operate from the President's business office at no cost to the Company.

Per Item 17 - Plan of Operation, Can/Am plans on renting a storage/parking lot that can hold up to 10 vehicles at a cost of approximately $4,000 for six months. We have not contacted any real property lessors, as we do not plan on purchasing vehicles until months six through twelve of our business plan.

Can/Am does not have any investments or interests in any real estate. Can/Am does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions.

The directors of Can/Am may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. With the exception of the directors, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Can/Am. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-Any of the directors or officers;

-Any person proposed as a nominee for election as a director;

-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-Any of the promoters;

-Any relative or spouse of any of the foregoing persons who have the same house as such person.

Triantafyllos Groumoutis loaned Can/Am $3,420, which was used for incorporating Can/Am and for business expenses. The loan owing to Mr. Groumoutis was repaid by purchasing 300,000 shares at $.01 per share on November 22, 2002 and the remaining $420 was repaid during January 2003. Can/Am no longer owes money to a stockholder.

Mr. Groumoutis owns and operates P.S. Motors, and Can/Am intends to use P.S. Motors to do the necessary inspections, servicing and repairs for any vehicle purchase by Can/Am. While there is the potential for management of Can/Am to concentrate profits towards P.S. Motors, management expects P.S. Motors to be competitive in its pricing.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market for Stock.

There is presently no public market for Can/Am's common stock.  Can/Am anticipates applying for trading of its common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, Can/Am can provide no assurance that the shares will be traded on the OTC Bulletin Board, if traded, that a public market will materialize.

Holders.

As of August 1, 2003, Can/Am had thirty-three (33) shareholders of record of its common stock.

No shares of stock are currently available for resale under Rule 144 of the Act. A total of 300,000 shares of the common stock owned by management will be available for resale to the public after November 22, 2003, in accordance with the volume and trading limitations of Rule 144. A total of 900,000 shares of the common stock owned by management will be available for resale to the public after March 4, 2004, in accordance with the volume and trading limitations of Rule 144. In general, under Rule 144 as currently in effect, an officer, director or owner of 10% or more of common stock who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of Can/Am's common stock then outstanding which will equal approximately 3,450,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of Can/Am's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Can/Am.

Under Rule 144(k), a person who is not one of Can/Am's affiliates at any time during the ninety (90) days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, Can/Am has not granted any stock options.

Registration Rights

Can/Am has not granted registration rights to the selling shareholders or to any other persons.

Dividends.

As of the filing of this registration statement, Can/Am has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Can/Am to pay dividends on common equity or that are likely to do so in the future.

Item 21. Executive Compensation.

Can/Am's Executive officers do not currently receive any compensation from Can/Am for their service as corporate officers. Can/Am's directors have not and currently do not receive any compensation from Can/Am for their service as corporate directors.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Triantafyllos Groumoutis Director, President, CFO	2002	0	0	0	0	0	0	0
George Giannopoulos Director, Secretary Treasurer	2002	0	0	0	0	0	0	0
Nick Beretanos, Director	2002	0	0	0	0	0	0	0
John Mantas, Director	2002	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended March 31, 2003. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended March 31, 2003.

Stock Option Grants

Can/Am did not grant any stock options to the executive officers during the most recent fiscal period ended March 31, 2003. Can/Am has also not granted any stock options to the executive officers since incorporation, November 4, 2002.

Employment Agreements

There are no employment agreements

Item 22. Financial Statements.

The following unaudited financial statements as of March 31, 2003 of Can/Am are filed herewith

Balance Sheet

Statements of Loss for the Periods ended March 31, 2003

Statements of Cash Flows for the Periods Ended march 31, 2003

Notes to Unaudited Financial Statements

The following unaudited financial statements from date of inception, November 22, 2002 to March 31, 2003 of Can/Am are filed herewith

Balance Sheet

Statements of loss

Statements of Cash flows.

The following audited financial statements from date of inception, November 22, 2002 to Dec. 31, 2002 of Can/Am are filed herewith

Balance Sheet

Statement of loss

Statement of stockholder's equity

Statement of Cash flows.

CAN/AM AUTOSALES, INC. (A Development Stage Enterprise) Balance Sheet March 31, 2003 (Unaudited)

ASSETS

Current assets:
Cash	$63,465
Prepaid expenses	1,000
Total current assets	64,465
Total assets	$64,465

LIABILITIES

  Current liabilities

    Accounts payable and accrued expenses

$3,580

      Total current liabilities

3,580

      Total liabilities

3,580

STOCKHOLDERS' EQUITY

  Common stock, $.001 par value, 1,000,000,000 shares authorized

    3,450,000 shares issued and outstanding

3,450

  Capital in excess of par value

67,050

  Deficit accumulated during the development stage

(9,615)

      Total stockholders' equity

60,885

      Total liabilities and stockholders' equity

$64,465

The accompanying notes are an integral part of these statements

CAN/AM AUTOSALES, INC. (A Development Stage Enterprise) Statements of Loss For The Periods Ended March 31, 2003 (Unaudited)

Cumulative, Inception November 22, 2002 Through March 31, 2003		Quarter Ended March 31, 2003

Revenues	$ -	$ -

General and administrative expenses	9,615	7,833
(Loss) before taxes	(9,615)	(7,833)

Provision (credit) for taxes on income:
Current	-	-
Deferred	-	-
Total provision (credit) for taxes on income	-	-
Net (loss)	$(9,615)	$(7,833)

Basic earnings (loss) per common share		$(0.00)

Weighted average number of shares outstanding		1,861,667

The accompanying notes are an integral part of these statements

CAN/AM AUTOSALES, INC. (A Development Stage Enterprise) Statements of Cash Flows For The Periods Ended March 31, 2003 (Unaudited)

Cumulative, Inception November 22, 2002 Through March 31, 2003		Quarter Ended March 31, 2003
Cash flows from operating activities:
Net (loss)	$(9,615)	$(7,833)
Adjustments to reconcile net (loss) to cash
flows from development stage operations:
Changes in operating assets and liabilities:
Prepaid expenses	(1,000)	(1,000)
Accounts payable and accrued expenses	3,580	2,871
Net cash flows from operating activities	$(7,035)	$(5,962)

Cash flows from investing activities	-	-

Cash flows from financing activities:
Notes and advances from related parties	-	(420)
Proceeds from sale of common stock	70,500	67,500
Net cash flows from financing activities	70,500	67,080
Net cash flows	63,465	61,118

Cash and equivalents:
Beginning	-	2,347
Ending	$63,465	$63,465

Supplemental cash flow disclosures:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these statements

CAN/AM AUTOSALES, INC. (A Development Stage Enterprise) Notes to Unaudited Financial Statements March 31, 2003 (Unaudited)

The accompanying unaudited interim financial statements include all adjustments which in the opinion of management are necessary in order to make the accompanying financial statements not misleading, and are of a normal recurring nature. However, the accompanying unaudited financial statements do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows and stockholders' equity in conformity with generally accepted accounting principles. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in Can/Am Autosales, Inc.'s Form 10-K for the period ended December 31, 2002. Operating results for the three months ended March 31, 2003, are not necessarily indicative of the results that can be expected for the year ended December 31, 2003.

Note 1 - Capital stock: Since its inception, the Company has issued shares of its common stock as follows:
			Price Per
Date	Description	Shares	Share	Amount
11/22/02	Shares issued for cash	300,000	$0.01	$3,000
01/13/03	Shares issued for cash	300,000	0.01	3,000
01/14/03	Shares issued for cash	275,000	0.01	2,750
01/18/03	Shares issued for cash	150,000	0.01	1,500
01/20/03	Shares issued for cash	300,000	0.01	3,000
01/25/03	Shares issued for cash	100,000	0.01	1,000
02/04/03	Shares issued for cash	50,000	0.01	500
02/17/03	Shares issued for cash	275,000	0.01	2,750
02/24/03	Shares issued for cash	100,000	0.01	1,000
02/25/03	Shares issued for cash	200,000	0.01	2,000
02/26/03	Shares issued for cash	250,000	0.01	2,500
02/27/03	Shares issued for cash	50,000	0.01	500
03/01/03	Shares issued for cash	100,000	0.01	1,000
03/03/03	Shares issued for cash	100,000	0.01	1,000
03/11/03	Shares issued for cash	900,000	0.05	45,000

Note 2 - Uncertainty, going concern:

As March 31, 2003, the Company was not currently engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (see Note 2 in the December 31, 2002 audited financial statements included in the Company's Form 10-K) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its officers and directors to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CAN/AM AUTOSALES, INC.

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

A. Financial statements

Report of independent certified public accountants

Balance sheet, December 31, 2002

Statement of loss for the period ended

December 31, 2002

Statement of stockholder's equity for the period ended

December 31, 2002

Statement of cash flows for the period ended

December 31, 2002

Notes to financial statements

B. Financial statement schedules

Schedules are omitted because of the absence of the conditions under which they are required, or because the information required by such omitted schedule is contained in the financial statements or the notes thereto.

Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholder

Of Can/Am Autosales, Inc.

We have audited the accompanying balance sheet of Can/Am Autosales, Inc. (a Nevada corporation) (a development stage enterprise) as of December 31, 2002, and the related statements of loss, stockholder's equity, and cash flows for the period from November 22, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Can/Am Autosales, Inc. (a development stage enterprise) as of December 31, 2002, and the results of its operations and its cash flows for the period from November 22, 2002 (inception), to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is not currently engaged in a business and has suffered losses from development stage activities to date, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BATEMAN & CO., INC., P.C.

Houston, Texas

March 11, 2003

CAN/AM AUTOSALES, INC.

(A development stage enterprise)

Balance Sheet

December 31, 2002

ASSETS
Current assets:
Cash	$200
Cash funds held in trust	2,147
Total current assets	2,347
Total assets	$2,347

LIABILITIES
Current liabilities:
Accounts payable	$709
Advances payable, related party	420
Total current liabilities	1,129

Total liabilities	1,129

STOCKHOLDER'S EQUITY
Common stock, $.001 par value, 100,000,000 authorized,
300,000 shares issued and outstanding	300
Capital in excess of par value	2,700
Deficit accumulated during the development stage	(1,782)
Total stockholder's equity	1,218
Total liabilities and stockholder's equity	$2,347

The accompanying notes are integral part of these statements.

CAN/AM AUTOSALES, INC.
(A development stage enterprise)
Statement of Loss For The Period Ended
December 31, 2002

Inception
November 22, 2002
Through
December 31,
2002

Revenues	$-

General and administrative expenses	1,782
Total operating expenses	1,782
(Loss) before taxes	(1,782)

Provision (credit) for taxes on income:	-
Net (loss)	$(1,782)

Basic earnings (loss) per common share	$(0.01)

Weighted average number of shares outstanding	300,000

The accompanying notes are integral part of these statements.

CAN/AM AUTOSALES, INC.
(A development stage enterprise)
Statement of Stockholder's Equity For The Period Ended
December 31, 2002

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception, November 22, 2002	-	$-	$-	$-	$-
Stock issued for cash	300,000	300	2,700		3,000
Development stage net (loss)				(1,782)	(1,782)
Balances, December 31, 2002	300,000	$300	$2,700	$(1,782)	$1,218

The accompanying notes are integral part of these statements.

CAN/AM AUTOSALES, INC.
(A development stage enterprise)
Statement of Cash Flows For The Period Ended
December 31, 2002

Inception
November 22, 2002
Through
December 31,
2002
Cash flows from operating activities:
Net (loss)	$(1,782)

Adjustments to reconcile net (loss) to cash
provided (used) by developmental stage activities:
Increase in accounts payable and
accrued expenses	709
(Decrease) in advances from related party	420
Net cash flows from operating activities	(653)

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from sale of common stock	3,000
Net cash flows from financing activities	3,000
Net cash flows	2,347

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$2,347

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are integral part of these statements.

CAN/AM AUTOSALES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2002

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of the Company's organization and significant accounting policies:

Organization and nature of business - Can/Am Autosales, Inc. (the Company) is a Nevada corporation incorporated on November 4, 2002. It is based in Vancouver, British Columbia, Canada.

The Company's intent is to become an automobile vendor which will export pre-owned Canadian vehicles for sale in the United States. The Company's website is currently under construction and will be the core component of its marketing and advertising strategy. The website will display a selection of the automobiles that are for sale and will include links to other industry related websites. Information for those desiring to invest in the Company will also be presented.

To date, the Company-s activities have been limited to its formation and the raising of equity capital. In its current development stage, management anticipates incurring substantial additional losses as it implements its business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all cash in banks, cash funds held in trust, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The Company has adopted Statement of Financial Accounting Standards number 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

CAN/AM AUTOSALES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2002

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock - The Company has adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company did not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Uncertainty, going concern:

At December 31, 2002, the Company was not currently engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (see Note 1 above) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Related party transactions:

The Company-s president has advanced funds from time to time to finance the Company-s operations. The advances are not evidenced by a promissory note, do not bear interest, and are due currently. The Company expects to repay the advances out of proceeds from sales of stock. Such advances totaled $420 at December 31, 2002.

CAN/AM AUTOSALES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2002

Note 4 - Federal income tax:

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

2002
Refundable Federal income tax attributable to:
Current operations	$(600)
Less, Limitation due to absence of prior year taxable income	600
Net refundable amount	-

The cumulative tax effect at the expected rate of 34% of significant items comprising the Company-s net deferred tax amount as of December 31, 2002 is as follows:

2002
Deferred tax asset attributable to:
Net operating loss carryover	$600
Less, Valuation allowance	(600)
Net deferred tax asset	-

At December 31, 2002, the Company had an unused net operating loss carryover which may be used to offset future taxable income and which expires as follows:

Expires:	Amount
December 31, 2022	$1,782

Total net operating loss carryover	$1,782

Note 5 - Subsequent events:

As of December 31, 2002, the Company had issued shares of its $.001 par value common stock as follows:

CAN/AM AUTOSALES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2002

			Price Per
Date	Description	Shares	Share	Amount

11/22/02	Shares issued for cash	300,000	$0.01	$3,000
12/31/02	Cumulative Totals	300,000		$3,000

Subsequent to December 31, 2002, the Company sold 3,150,000 shares for $67,500 in cash during the months of January, February, and March 2003.

Note 6 - New accounting pronouncements:

The following recent accounting pronouncements:

  FASB Statements

  Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections

  Number 146, Accounting for Costs Associated with Exit or Disposal Activities,

  Number 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,

  Number 148, Accounting for Stock-Based Compensation -Transition and Disclosure - an amendment of FASB Statement No. 123,

  and FASB Interpretations

  Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34

  Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51

are not currently expected to have a material effect on the Company's financial Statements.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of Can/Am provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Item 25. Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$34.50
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$ 1,000.00
Accounting fees and expenses	$7,500.00
Legal fees and expenses	$12,000.00
Miscellaneous	$ 500.00
Total	$21,034.50

Can/Am is paying all expenses of the offering listed above. None of the expenses associated with this offering will be paid by selling security holders.

Item 26: Recent Sales of Securities

Can/Am has sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions. None of the purchasers of Can/Am stock were accredited investors as that term is defined by Section 2 (a)(15) of the Act.

Can/Am sold 300,000 shares of common stock on November 22, 2002, for $3,000. The shares were issued as a private placement to Mr. Groumoutis. No underwriters were used, and no commissions or other remuneration were paid except to Can/Am. The securities were sold in reliance on Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933. The offering qualified as a non-public offering and under Rule 504 because: 1) the small number of offerees/purchasers (one); 2) the monetary amount of the offering ($3,000) was small and even when integrated with all other offerings was for less than $1,000,000; 2) there was no general or public solicitation or advertising used in the offering; 3) the purchasers stated they were acquiring the shares for investment in their own accounts and not for distribution; and 4) and the share certificate issue pursuant to the offering contains a restrictive legend stating the shares are not publicly registered and can only be sold pursuant to registration or an exemption therefrom.

Between January, 2003 and March, 2003, Can/Am sold stock subscriptions for 2,250,000 shares of common stock at a price of $0.01 per share to 29 shareholders for a total of $22,500. No underwriters were used, and no commissions or other remuneration were paid except to Can/Am. The securities were sold in reliance on Rule 504, Regulation D of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. We qualified for an exemption from registration under Rule 504 since we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, was and is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419 (a)(2) of Regulation C or Rule 504 of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000. That offering has terminated. Can/Am sold stock subscriptions for 900,000 shares of common stock on March 11, 2003, at $0.05 per share, for an aggregate of $45,000. The shares were issued in a private placement. No underwriters were used, and no commissions or other remuneration were paid except to Can/Am. The securities were sold in reliance on Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, and were sold to the directors of Can/Am. The offering qualified as a "non-public" offering because: 1) the small number of offerees, all of whom were members of Can/Am's management and of a financial sophistication to enter into the transactions; 2) the monetary amount of the offering ($45,000) was small; 3) there was no general or public solicitation of the offerees; 4) and the share certificates issues pursuant to the offering contain a restrictive legend stating the shares are not publicly registered and can only be sold pursuant to registration or an exemption therefrom.

Item 27. Exhibits.

3(i)	Articles of Incorporation	Included
3(ii)	Bylaws	Included
5	Opinion re: Legality	Included
23(i)	Consent of Auditor	Included
23(ii)	Consent of Counsel	Included in Exhibit 5

Item 28. Undertakings.

Can/Am hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Can/Am has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Can/Am of expenses incurred or paid by one of the directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers or controlling persons in connection with the securities being registered, Can/Am will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and Can/Am will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on August 7, 2003.

CAN/AM AUTOSALES, INC.

/s/ Triantafyllos Groumoutis

Triantafyllos Groumoutis

President, Chief Financial Officer, Director

/s/ George Giannopoulos

George Giannopoulos

Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Triantafyllos Groumoutis

Triantafyllos Groumoutis

President,

Chief Financial Officer,

Chief Accounting Officer,

Director

/s/ George Giannopoulos

George Giannopoulos

Secretary, Treasurer, Director

/s/ Nick Beretanos

Nick Beretanos

Director

/s/ John Mantas

John Mantas

Director